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                        [BRACEWELL & PATTERSON, L.L.P.]




                                 July 31, 1997


FelCor Suite Hotels, Inc.
545 E. John Carpenter Freeway
Suite 1300
Irving, Texas 75062

Gentlemen:

We refer to the Registration Statement on Form S-8 (the "Registration Statement") of FelCor Suite Hotels, Inc., a Maryland corporation (the "Company"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), and the reoffer prospectus contained therein (the "Prospectus"), for the purpose of registering under the Securities Act 1,950,000 shares (the "Plan Shares") of its common stock, $0.01 par value per share ("Common Stock"), in connection with the Company's 1994 Restricted Stock and Stock Option Plan and 1995 Restricted Stock and Stock Option Plan (together, the "Plans") as referenced in the Registration Statement.

We have examined copies, certified or otherwise identified to our satisfaction, of the Articles of Amendment and Restatement, as further amended and supplemented, and Bylaws of the Company, as amended to date, the Plans, minutes of applicable meetings, or written consents in lieu of meetings, of the stockholders and the Board of Directors of the Company, and such other corporate records, certificates of public officials and of officers of the Company as we have deemed relevant for the purposes of this opinion. Based upon the foregoing, and having regard to the legal considerations which we deem relevant, it is our opinion that the outstanding Plan Shares are, and the remaining Plan Shares, when duly issued, sold and delivered in accordance with, as contemplated by and for the consideration stated in the authorizing resolutions and the Plans, will be, legally issued, fully paid and nonassessable.

We are attorneys admitted to practice in the State of Texas. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of Texas. With respect to matters of Maryland law, we have relied upon the opinion of Miles and Stockbridge, a Professional Corporation, Baltimore, Maryland.



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FelCor Suite Hotels, Inc.
July 31, 1997
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We hereby consent to the reference to us under the caption "Legal Matters" in the Prospectus which constitutes a part of the Registration Statement referred to above. We also consent to the inclusion in the Registration Statement of this opinion as Exhibit 5.1 thereto.

                                        Very truly yours,

                                        /s/ BRACEWELL & PATTERSON, L.L.P.

                                        Bracewell & Patterson, L.L.P.